SECOND AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

    THIS SECOND AMENDMENT TO EMPLOYMENT LETTER AGREEMENT is made as of this 22nd day of October, 2025, but shall be effective as of September 1, 2025, by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the “Employer”), having an address at c/o Select Medical Corporation, 4714 Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, and THOMAS P. MULLIN, an individual (the “Employee”), residing at 300 Skyport Rd., Mechanicsburg, PA 17050.

BACKGROUND

    A.    Employer and Employee executed and delivered that certain Letter Agreement, dated August 29, 2020 and as amended on August 29, 2023 (collectively, the “Agreement”), pursuant to which the parties agreed to honor the covenants and other agreements set forth therein. All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

B.    Employer and Employee now desire to further amend the Agreement as hereinafter provided, to memorialize in writing your promotion and additional compensation.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

    1.     Amendment and Reinstatement of Introductory Paragraph. Congratulations on your promotion to Chief Executive Officer of Select Medical Corporation, a Delaware corporation (“Select”) effective September 1, 2025. In connection with your promotion, you have been offered valuable additional compensation, as more particularly described in an offer letter dated September 1, 2025. As you know, your promotion and the additional compensation were conditioned on your agreement to honor the covenants and other agreements set forth herein in favor of Select and its subsidiaries and affiliates (collectively, the “Company”).

2.    Reaffirmation of Section 1. Section 1 of the Agreement entitled “Confidentiality Agreement” shall hereby be reaffirmed. You hereby acknowledge and agree that the provisions of Section 1, in their entirety, are binding upon you, and are enforceable against you, in accordance with their respective terms.

3.    Reaffirmation of Section 2. Section 2 of the Agreement entitled “Non-Compete Agreement” shall hereby be reaffirmed. You hereby acknowledge and agree that the provisions of Section 2, in their entirety, are binding upon you, and are enforceable against you, in accordance with their respective terms.

4.    Reaffirmation of Section 3. Section 3 of the Agreement entitled “Non-Solicitation Agreement” shall hereby be reaffirmed. You hereby acknowledge and agree that the provisions of

Section 3, in their entirety, are binding upon you, and are enforceable against you, in accordance with their respective terms.

5.    No Other Modifications. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this instrument as of the day and year first above written.

                        EMPLOYER:

SELECT MEDICAL CORPORATION, a Delaware corporation

                        By: __________________________
                            David S. Chernow
                            Vice Chairman

                        EMPLOYEE:

                        __________________________________
                        Thomas P. Mullin
2